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                                                                    EXHIBIT 23.1

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our reports dated March 28, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in Affiliated Managers Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



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
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 15, 2001
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